Exhibit 10.11

CALIBURN INTERNATIONAL CORPORATION

2018 OMNIBUS EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is entered into as of             ,              (the “Date of Grant”), by and between Caliburn International Corporation, a Delaware corporation (the “Company”), and              (the “Grantee”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Caliburn International Corporation 2018 Omnibus Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units (“RSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Grantee on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to the Grantee a total of              RSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall vest in accordance with Section 2. The RSUs shall be credited to a separate book-entry account maintained for the Grantee on the books of the Company.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Vesting; Settlement. (a) Except as may otherwise be provided herein, the RSUs shall vest in equal installments on the first anniversary of the Date of Grant (each such date, a “Vesting Date”), subject to the Grantee’s continued appointment as a director of the Company or any of its Affiliates through the applicable Vesting Date. Any fractional RSU resulting from the application of the vesting schedule shall be aggregated and the RSU resulting from such aggregation shall vest on the final Vesting Date. Upon vesting, the RSUs shall no longer be subject to cancellation pursuant to Section 4 hereof.

(b) Each RSU shall be settled within 60 days following the Vesting Date in shares of Common Stock.

3. Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Grantee shall be credited, as of the payment date for such Dividend, with an additional number of RSUs (each, an “Additional RSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional RSU shall be treated as an RSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

4. Termination of Employment or Services and Change in Control.

(a) Generally. Except as otherwise provided herein, if the Grantee’s membership on the board of directors of the Company or any of its Affiliates terminates for any reason, all unvested RSUs shall be canceled immediately and the Grantee shall not be entitled to receive any payments with respect thereto.

(b) Death or Disability. Notwithstanding anything to the contrary in Section 4, if the Grantee’s membership on the board of directors of the Company or any of its Affiliates terminates due to the Grantee’s death or Disability, then the Grantee will become vested in a pro rata portion of the unvested RSUs, with such pro rata portion calculated based on the number of full months of service completed commencing on the Date of Grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting (with an offset for RSUs previously vested and settled). Each RSU that vests in accordance with this Section 4(b) shall be settled in accordance with the terms of Section 2(b).

(c) Termination Without Cause. Notwithstanding anything to the contrary in Section 4, if the Grantee’s membership on the board of directors of the Company or any of its Affiliates is terminated by the Company without Cause, the RSUs will vest on a prorated basis as of the date of termination, which shall be the final Vesting Date, based on the number of full months of service completed commencing on the Date of Grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting (with an offset for RSUs previously vested and settled). Each RSU that vests in accordance with this Section 4(c) shall be settled in accordance with the terms of Section 2(b).

(d) Change in Control. Notwithstanding anything to the contrary in Section 4, in the event of a Change in Control, then all unvested RSUs shall become fully vested. Each RSU that vests in accordance with this Section 4(d) shall be settled in accordance with the terms of Section 2(b).

5. Rights as a Stockholder. The Grantee shall not be deemed for any purpose to be the owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Grantee the shares of Common Stock underlying the RSUs and (ii) the Grantee’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Grantee agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Grantee’s rights under this Agreement.

(b) Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Grantee’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations.

7. Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSU award if the Grantee, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate serving as a director of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities. In such event, the Grantee will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the RSUs, or the sale of shares of Common Stock acquired in respect of the RSUs (provided that the RSUs vested during the 12-month period immediately prior to the Grantee’s adverse activity), and must promptly repay such amounts to the Company. If the Grantee receives any amount in excess of what the Grantee should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Grantee shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or interdealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Grantee other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Grantee to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Grantee of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d) General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Grantee’s interest in such account shall make the Grantee only a general, unsecured creditor of the Company.

(e) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever.

(h) Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from adjustment of the RSUs pursuant to Section 18 of the Plan or otherwise, the Company shall be entitled to pay to the Grantee an amount in cash equal to the Fair Market Value of such fractional share.

(i) Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 23 of the Plan.

(l) Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Grantee and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o) Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Grantee consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Grantee at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Grantee).

(p) Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Restricted Stock Unit Award Agreement has been executed by the Company and the Grantee as of the day first written above.

CALIBURN INTERNATIONAL CORPORATION

By:
Name:
Title:

GRANTEE

[Insert Name]